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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT



          In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, par value $.01 per share, of Mayan Realty Investors, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each party to this Agreement to file on its behalf any and all amendments to such statement.

Date: March 7, 2000

                                            KENSINGTON INVESTMENT GROUP, INC.

                                            By: /s/ John P. Kramer
                                                Name: John P. Kramer
                                                Title:   President


                                                /s/ John P. Kramer
                                                John P. Kramer